UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 13, 2020 (January 11, 2020)

Teladoc Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37477	04-3705970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Manhattanville Road, Suite 203 Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(203) 635-2002

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TDOC	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 11, 2020, Teladoc Health, Inc. (the “Company”), Jonata Sub One, Inc., a direct wholly owned subsidiary of the Company (“Merger Sub 1”), and Jonata Sub Two, Inc., a direct wholly owned subsidiary of the Company (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with InTouch Technologies, Inc. (“InTouch”) and Fortis Advisors LLC, in its capacity as equityholder representative, pursuant to which the Company agreed to acquire InTouch (the “Acquisition”).

The Acquisition will be accomplished by means of the mergers (the “Mergers”) of Merger Sub 1 with and into InTouch, with InTouch continuing as the surviving corporation, and Merger Sub 2 with and into InTouch, with Merger Sub 2 continuing as the surviving corporation and a direct, wholly owned subsidiary of the Company. As a result of the Mergers, former holders of capital stock of InTouch and options to purchase capital stock of InTouch will receive a pro rata share of (a) $150 million in cash, with such cash amount being subject to a customary adjustment based on, among other things, the amount of transaction expenses, certain amounts of debt in the business at the closing date, amounts placed into escrow by the Company in connection with the Acquisition and any Subsequent Interim Payments (as defined below), and (b) a number of shares of common stock of the Company (the “Shares”) determined by dividing $450 million by the average volume-weighted trading price on the New York Stock Exchange for one share of the common stock of the Company for the ten full trading days ending on and including the full penultimate trading day immediately prior to the completion of the Acquisition (the “Closing Stock Price”); provided that if the Closing Stock Price is greater than $97.388785, it shall instead be deemed to be $97.388785, and if the Closing Stock Price is less than $71.983015, it shall instead be deemed to be $71.983015. The proportion of cash and equity consideration may be adjusted pursuant to the terms of the Merger Agreement subject to certain conditions. Certain options to purchase capital stock of InTouch will be assumed by the Company and converted into new options to purchase common stock of the Company.

Furthermore, subject to certain conditions, if the Acquisition is not consummated prior to March 1, 2020, the Company will pay InTouch $3.0 million (the “Initial Interim Payment”). Subject to certain conditions, if the Acquisition is not consummated prior to June 30, 2020, InTouch may request that the Company pay InTouch an additional $3.0 million, and if the outside date has been extended beyond June 30, 2020, InTouch may request that the Company pay InTouch such amounts as may be requested by InTouch from time to time thereafter up to an aggregate of $1.0 million per month, to the extent necessary to fund the continued operation of InTouch (the “Subsequent Interim Payments”). If the Acquisition is consummated after March 1, 2020, the cash consideration for the Acquisition will not be adjusted for the amount of the Initial Interim Payment, but the cash consideration will be adjusted for any Subsequent Interim Payments. If the Acquisition is not consummated by the outside date (as extended) or the Merger Agreement is terminated, InTouch will be required to repay any Subsequent Interim Payments, but will not be required to repay the Initial Interim Payment.

The Merger Agreement contains customary representations, warranties and covenants by InTouch, the Company and the Merger Subs. The parties have agreed to indemnify each other for breaches of representations, warranties and covenants. The completion of the transaction is subject to certain customary closing conditions. The expiration of the waiting period applicable to the Mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has already occurred. The transaction does not require approval of the Company’s stockholders and is not subject to any financing contingency.

The Merger Agreement may be terminated under certain circumstances, including by the Company or InTouch if the Acquisition has not been completed by June 30, 2020; provided that the Company may extend this date to December 31, 2020 subject to certain conditions. The Company currently anticipates that the Acquisition will be completed by the end of the second quarter of 2020.

The Merger Agreement and the above description have been included to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, InTouch or any other parties to the Merger Agreement or their respective affiliates or equityholders or any of their respective businesses. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of the specific dates set forth therein, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between each party rather than establishing matters of fact, may be subject to a contractual standard of materiality different from that generally applicable to investors and may be subject to qualifications or limitations agreed upon by the parties in connection with the negotiated terms, including being qualified by schedules and other disclosures made by each party. Accordingly, investors should not rely on the representations, warranties and covenants in the Merger Agreement as statements of factual information or as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the other documents that it files with the U.S. Securities and Exchange Commission.

The description of the Merger Agreement and the related transactions set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, pursuant to the Merger Agreement, the Company has agreed, subject to the terms and conditions of the Merger Agreement, to issue the Shares at the closing of the Acquisition. The issuance of the Shares at the closing of the Acquisition is expected to be exempt from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act.

This filing does not constitute an offer to sell or the solicitation of an offer to buy any securities. The Shares will only be issued in a private placement pursuant to the terms of the Merger Agreement.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on January 12, 2020 execution of the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

As previously announced, on January 13, 2020, the Company will present at the 38th Annual J.P. Morgan Healthcare Conference (the “Conference”) in San Francisco, California, beginning at 9:00 a.m. Pacific Time. A copy of the materials to be presented by the Company at the Conference is furnished herewith as Exhibit 99.2. There will be a live audio webcast of the event accessible via the Company’s Investor Relations website at http://ir.teladoc.com. The Company reserves the right to discontinue the availability of the materials and webcast at any time.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
The following exhibit is filed as part of this Current Report:

2.1	Agreement and Plan of Merger, dated as of January 11, 2020, by and among Teladoc Health, Inc., Jonata Sub One, Inc., Jonata Sub Two, Inc., InTouch Technologies, Inc. and Fortis Advisors LLC, as equityholder representative*

The following exhibits are furnished as part of this Current Report:

99.1	Teladoc Health, Inc. press release, dated January 12, 2020

99.2	Teladoc Health, Inc. slide presentation, dated January 13, 2020

104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 concerning the Company, InTouch, the Acquisition and other matters. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the control of the Company and InTouch. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) risks related to the Acquisition, including integration risks and failure to achieve the anticipated benefits of the Acquisition; (ii) changes in laws and regulations applicable to our business model; (iii) changes in market conditions and receptivity to our services and offerings; (iv) results of litigation; (v) the loss of one or more key clients; and (vi) changes to our abilities to recruit and retain qualified providers into our network. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our filings with the U.S. Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Any forward-looking statement made by us in this Current Report on Form 8-K is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELADOC HEALTH, INC.

Date:	January 13, 2020	By:	/s/ Adam C. Vandervoort
		Name:	Adam C. Vandervoort
		Title:	Chief Legal Officer and Secretary